UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Precigen, Inc. (the “Company”) held on June 26, 2025 (the “2025 Annual Meeting”), the Company’s stockholders approved an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as amended (the “2023 Plan”), to increase the number of shares of common stock available for issuance thereunder by 11.5 million (the “2023 Plan Amendment No. 2”). The approval of the 2023 Plan Amendment No. 2 had been previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The 2023 Plan Amendment No. 2 amends the 2023 Plan, which was previously approved by the Company’s stockholders on June 8, 2023, and subsequently amended by the Company’s stockholders on July 5, 2024. The principal features of the 2023 Plan Amendment No. 2 are described in detail under “Proposal 6 - Approval of an Amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as Amended (the “2023 Plan”)” of the Company’s Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting filed by the Company with the Securities and Exchange Commission on May 16, 2025 (the “Proxy Statement”). The full text of the 2023 Plan Amendment No. 2 is attached as Annex A to the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term, (ii) approved an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the Company’s authorized shares of common stock thereunder by 300 million, (iii) approved, in compliance with Nasdaq Listing Rule 5635(c), of the issuance of the Company’s shares of Series A Preferred Stock and Warrants to Randal J. Kirk as PIK dividends on the Series A Preferred Stock, in order for Mr. Kirk to receive PIK dividends on the Series A Preferred Stock on the same terms as the other investors, (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, (v) approved a non-binding advisory resolution approving the compensation of the named executive officers, (vi) approved the 2023 Plan Amendment No. 2, and (vii) approved an amendment to the Precigen, Inc. 2019 Incentive Plan for Non-Employee Service Providers to increase the number of shares of common stock which may be subject to awards thereunder by 1.1 million.

Proposal 1 - Election of directors.

	For	Against	Abstain	Broker Non-Votes
Randal Kirk	174,246,854	4,768,225	1,016,706	49,304,662
Nancy Howell Agee	173,396,985	5,390,070	1,244,730	49,304,662
Cesar Alvarez	160,583,877	19,128,648	319,260	49,304,662
Steven Frank	173,794,818	5,102,748	1,134,219	49,304,662
Vinita Gupta	174,703,376	4,982,011	346,398	49,304,662
Fred Hassan	174,576,158	5,131,655	323,972	49,304,662
Jeffrey Kindler	175,464,120	4,250,540	317,125	49,304,662
Helen Sabzevari	177,883,914	1,926,042	221,829	49,304,662
James Turley	174,538,663	5,171,322	321,800	49,304,662

Proposal 2 - Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase authorized shares of common stock thereunder by 300 million.

For	Against	Abstain
223,238,979	5,603,517	493,951

Proposal 3 - Approval, in compliance with Nasdaq Listing Rule 5625(c), of the issuance of the Company’s shares of Series A Preferred Stock and Warrants to Randal J. Kirk as PIK dividends on the Series A Preferred Stock, in order for Mr. Kirk to receive PIK dividends on the Series A Preferred Stock on the same terms as the other investors.

For	Against	Abstain	Broker Non-Votes
167,387,561	11,685,114	959,110	49,304,662

Proposal 4 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain
228,912,465	373,134	50,848

Proposal 5 - Non-binding advisory resolution approving the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
175,928,061	3,683,746	419,978	49,304,662

Proposal 6 - Approval of an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan, as amended, to increase the number of shares of common stock which may be subject to awards thereunder by 11.5 million.

For	Against	Abstain	Broker Non-Votes
177,057,566	2,697,429	276,790	49,304,662

Proposal 7 - Approval of an amendment to the Precigen, Inc. 2019 Incentive Plan for Non-Employee Service Providers, as amended, to increase the number of shares of common stock which may be subject to awards thereunder by 1.1 million.

For	Against	Abstain	Broker Non-Votes
174,026,158	5,734,546	271,081	49,304,662

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: June 30, 2025